Exhibit 1.1
Execution Version
40,000,000 Shares
JOBY AVIATION, INC.
COMMON STOCK, PAR VALUE $0.0001 PER SHARE
UNDERWRITING AGREEMENT
October 24, 2024

October 24, 2024
Morgan Stanley & Co. LLC
Allen & Company LLC

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o	Allen & Company LLC
711 Fifth Avenue
New York, NY 10022
Ladies and Gentlemen:
Joby Aviation, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 40,000,000 shares of its common stock, par value $0.0001 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 6,000,000 shares of its common stock, par value $0.0001 per share (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. LLC (“Morgan Stanley”) and Allen & Company LLC (“Allen & Company” and, together with Morgan Stanley, the “Representatives”), as representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-282809), including a prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated October 24, 2024 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.
For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the documents and pricing information set forth in Schedule II hereto, “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person and “Applicable Time” is 8:45 p.m. (New York City time) on October 24, 2024. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
1.    Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:
(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
(b)    (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, and “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the date of this Agreement, will comply as of the date of such filing, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.
(d)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(e)    Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing (if applicable) under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(f)    This Agreement has been duly authorized, executed and delivered by the Company.
(g)    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates set forth therein.
(h)    The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
(i)    The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.
(j)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its significant subsidiaries (as defined in Rule 1–02(w) of Regulation S-X) that is material to the Company and its significant subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any significant subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
(k)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in all material respects in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.
(m)    Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(n)    The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(o)    The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(p)    There are no (i) costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (ii) proceedings pending, or to the knowledge of the Company, contemplated, against the Company or its subsidiaries under Environmental Laws in which a government authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $1,000,000 or more will be imposed.
(q)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as otherwise have been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby.
(r)    (i) None of the Company or any of its subsidiaries or controlled affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).
(s)    The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).
(t)    (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(A) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or
(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk

People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).
(ii) The Company and each of its subsidiaries, (a) have not, since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, engaged in, (b) are not now engaged in, and (c) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.
(u)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(i)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;
(ii) to fund or facilitate any money laundering or terrorist financing activities; or
(iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(v)    The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened.  The Company and its subsidiaries and controlled affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.
(w)    The Company and each of its subsidiaries have good and marketable title in fee simple to all real property, and own and have good title to, or right to use by license or otherwise, all machinery, equipment and other tangible property necessary to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to have such title or license would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x)    Except as would not, singly or in the aggregate, reasonably be expected to be material to the Company and its significant subsidiaries, (i) the Company and its significant subsidiaries own or otherwise have a valid and enforceable right to use, in all applicable jurisdictions worldwide, all patents, inventions, copyrights and copyrightable works, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, domain names and other source indicators, social media identifiers and accounts, licenses, software, technology and other intellectual property and proprietary rights (including all registrations and applications for registrations of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property Rights”) used in or necessary for the conduct of their businesses as currently conducted; (ii) to the Company’s knowledge, the Intellectual Property Rights owned by the Company and its significant subsidiaries and the Intellectual Property Rights licensed to the Company and its significant subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its significant subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights by the Company or any of its significant subsidiaries; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned or controlled by the Company or any of its significant subsidiaries; (v) to the Company’s knowledge, neither the Company nor any of its significant subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any third party, and the conduct of each of the respective businesses of the Company and its significant subsidiaries as currently conducted and as proposed to be conducted in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any third party; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any significant subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable significant subsidiary, and to the Company’s knowledge, no such agreement has been breached or violated; and (vii) the Company and its significant subsidiaries use, and have used, commercially reasonable efforts in accordance with normal industry practice to appropriately maintain the confidentiality of all Intellectual Property Rights of the Company and its significant subsidiaries the value of which is contingent upon maintaining the confidentiality thereof, and no such Intellectual Property Rights have been disclosed other than to employees, representatives and agents of the Company or any of its significant subsidiaries, all of whom are bound by written confidentiality agreements.
(y)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its significant subsidiaries, taken as a whole, (i) the Company and its significant subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (collectively, “Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its significant subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its significant subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its significant subsidiaries or (B) any software code or other technology owned by the Company or any of its significant subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(z)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its significant subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure and other processing by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company and its subsidiaries have not received any notification of or complaint regarding and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.
(aa)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its significant subsidiaries, taken as a whole, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and as proposed to be conducted in the Registration Statement, the Time of Sale Prospectus and the Prospectus, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, back doors, drop dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt the use of, permit access to or disable, damage or erase any of the IT Systems. The Company and each of its significant subsidiaries have taken commercially reasonable efforts to implement technical and organizational measures necessary to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with the operation of the Company’s and its significant subsidiaries’ respective businesses. Without limiting the foregoing, the Company and its significant subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, disclosure, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT Systems or Data used in connection with the operation of the Company’s and its significant subsidiaries’ respective businesses (“Breach”). There has been no such Breach and the Company and its significant subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in, any such Breach, except as has been resolved without material liability or duty to notify any person or governmental entity.
(bb)    No material labor dispute with the employees of the Company or any of its significant subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a material adverse effect on the Company and its significant subsidiaries, taken as a whole.
(cc)    Except as would not, singly or in the aggregate, have a material adverse effect on the Company and each of its significant subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts, in the Company’s reasonable judgment, as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its significant subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its significant subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its significant subsidiaries, taken as a whole.
(dd)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee)    The Company and each of its significant subsidiaries have all Licenses required for the Company and its significant subsidiaries to conduct the business of the Company and its significant subsidiaries as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to have such Licenses would not reasonably be expected to have a material adverse effect on the Company and its significant subsidiaries taken as a whole. Neither the Company nor any of its significant subsidiaries is the subject of any pending or, to the Company’s knowledge, threatened action, suit or proceeding by or before a governmental agency, authority or body seeking the cancellation, revocation, suspension or termination of any License or has received any notice that any governmental agency, authority or body that has issued any License intends to cancel, revoke, suspend or terminate any such License, except where such cancellation, revocation, suspension or termination would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its significant subsidiaries, taken as a whole. As used herein, “Licenses” means any approvals, authorizations, consents, licenses, registrations, permits or certificates of a governmental agency, authority or body.
(ff)    With respect to each Government Contract to which the Company or any of its significant subsidiaries is currently a party or has received final payment within three years prior to the date hereof and to each Government Bid: (i) the Company and each of its significant subsidiaries has complied and is in compliance in all material respects with all material terms and conditions of each such Government Contract and Government Bid, including all incorporated clauses, provisions, requirements, schedules, attachments, regulations and applicable laws; (ii) the Company’s and each of its significant subsidiaries’ certifications and representations with respect to each such Government Contract and Government Bid were, to the knowledge of the Company, accurate in all material respects as of the time of such certification or representation; (iii) the Company and each of its significant subsidiaries has complied in all material respects with all material requirements of statute, rule, regulation, order or agreements with the U.S. Government applicable to such Government Contract or Government Bid; (iv) neither the U.S. Government, nor any prime contractor, subcontractor or other person has notified the Company or any of its significant subsidiaries, in writing, that the Company or any of its significant subsidiaries has breached or violated any statute, rule, regulation, certification or representation applicable to, or clause, provision or requirement of, such Government Contract, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its significant subsidiaries taken as a whole; and (v) to the knowledge of the Company, no reasonable basis exists to give rise to a material claim by a Governmental Authority for fraud (as such concept is defined under the state or federal laws of the United States) in connection with any such Government Contract; for the purposes of this Agreement, “Governmental Authority” means any federal, state, local or foreign court or tribunal, judicial, arbitral, legislative, executive or regulatory body (or subdivision thereof), administrative agency, self-regulatory authority, instrumentality, agency commission or other governmental authority or body; “Government Bid” means any currently pending offer made by the Company or any of its affiliates (including its significant subsidiaries), which, if accepted, would result in a Government Contract; “Government Contract” means any contract, including any arrangement, joint venture, basic ordering agreement, pricing agreement, letter agreement or other similar arrangement of any kind, between the Company or any of its significant subsidiaries on the one hand, and (A) the United States Government, (B) any prime contractor to the United States Government in its capacity as a prime contractor, or (C) any subcontractor with respect to any contract described in clause (A) or clause (B) above, on the other hand. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.
(gg)    To the Company’s knowledge, the Company and each of its significant subsidiaries are in compliance with all applicable laws, regulations or other requirements of the United States Federal Aviation Administration and any other aviation regulatory bodies (collectively, “Aviation Laws”), and neither the Company nor any of its significant subsidiaries has received any notice of a failure to comply with Applicable Aviation Law, except for any failures to comply that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its significant subsidiaries taken as a whole.
(hh)    The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its significant subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(ii)    Deloitte & Touche LLP, who have certified certain financial statements of the Company and its significant subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(jj)    The Company and each of its significant subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that

(i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(kk)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its significant subsidiaries is communicated to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects.
(ll)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(mm)    The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.
(nn)    The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that the Company reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that the Company reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act with any person and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.
(oo)    As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits, or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $4.835375 a share (the “Purchase Price”).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 6,000,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
3.    Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $5.05 a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.128775 a share under the Public Offering Price.
4.    Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at

10:00 a.m., New York City time, on October 28, 2024, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”
Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by the Representatives.
The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid by the Company, against payment of the Purchase Price therefor.
5.    Conditions to the Underwriters’ Obligations.
The several obligations of the Underwriters are subject to the following conditions:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission;
(ii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
(iii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date substantially in the form and substance reasonably satisfactory to the Representatives.
(d)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
With respect to the negative assurance letters to be delivered pursuant to Section 5(c) above, Latham & Watkins LLP and Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified.
The opinion of Latham & Watkins LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.
(e)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(f)    The chief financial officer of the Company shall have furnished to you on each of the date hereof and the Closing Date, a certificate as to the accuracy of certain financial information, dated as of each such date, respectively, in form and substance reasonably satisfactory to you.

(g)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between Morgan Stanley and certain officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to Morgan Stanley on or before the date hereof, shall be in full force and effect on the Closing Date.
(h)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:
(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;
(ii)    an opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;
(iii)    an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;
(iv)    a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and
(v)    such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
6.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    To furnish to the Representatives, if requested, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.
(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably objects, and to file with the Commission any prospectus required to be filed pursuant to Rule 424(b) under the Securities Act prior to the Closing Date.
(c)    To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.
(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f)    If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, provided, however, that nothing contained in this provision shall require the Company to qualify to do business in any jurisdiction, to execute or file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.
(h)    To make generally available to the Company’s security holders and to the Representatives as soon as practicable, which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System, an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(i)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other reasonable fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the authorization, issuance, sale, preparation, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the

Financial Industry Regulatory Authority; provided that the amount payable by the Company with respect to the fees and disbursements of counsel for the Underwriters incurred pursuant to subsection (iii) and (iv) of this Section 6(h) shall not to exceed $30,000, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
(j)    If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of 99,403,579 shares of Common Stock pursuant to the stock purchase agreement, dated October 1, 2024, between the Company and Toyota Motor Corporation, as described in the Time of Sale Prospectus (including the documents incorporated by reference therein),

(C) the issuance by the Company of shares of Common Stock upon the settlement of a restricted stock unit or the exercise of an option, warrant or equity award or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus (in each case, including the documents incorporated by reference therein), (D) grants of stock options, stock awards, restricted stock, restricted stock units or other equity awards and the issuance of securities (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors or consultants of the Company pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Time of Sale Prospectus (in each case, including the documents incorporated by reference therein), (E) facilitating the establishment or renewal of any trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment or renewal of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (F) any filing by the Company of a Registration Statement on Form S-8 relating to a shares-based compensation plan of the Company and its subsidiaries, inducement award or employee share purchase plan that is disclosed in the Registration Statement, the Time of Sale Prospectus and Prospectus (in each case, including the documents incorporated by reference therein) or any assumed employee benefit plan contemplated by clause (G) below and (G) the sale or issuance of or entry into an agreement providing for the sale or issuance of Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock pursuant to any such agreement or (y) the Company’s joint ventures, commercial relationships and other strategic transactions, provided that (i) the aggregate number of shares of Common Stock securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (G) shall not exceed 10% of the total number of shares of Common Stock outstanding as of the Closing Date immediately following the completion of the transactions contemplated by this Agreement and (ii) such recipients enter into a lockup agreement substantially in the form of Exhibit A hereto.
7.    Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.
(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information under the caption “Underwriters” in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the third paragraph and the information contained in the twelfth paragraph describing passive market making and stabilization.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
9.    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the

NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
10.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable and documented out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
11.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(b)    The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
12.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default

Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
13.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
14.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
15.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
16.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and Allen & Company in care of Allen & Company LLC, 711 Fifth Avenue, New York, New York, 10022, Attention: Legal Department; and if to the Company shall be delivered, mailed or sent to Joby Aviation, Inc., 333 Encinal Street, Santa Cruz, California 95060, Attention: Legal Department.

Very truly yours,

Joby Aviation, Inc.

By:	/s/ Matthew Field
	Name:	Matthew Field
	Title:	Chief Financial Officer
Accepted as of the date hereof
Morgan Stanley & Co. LLC
Allen & Company LLC
Acting severally on behalf of themselves
and the several Underwriters named in
Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Daniel J. F. McCullough
	Name:	Daniel J. F. McCullough
	Title:	Executive Director

By:	Allen & Company LLC

By:	/s/ Peter DiIorio
	Name:	Peter DiIorio
	Title:	General Counsel

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC	32,000,000

Allen & Company LLC	8,000,000

Total:	40,000,000
I-1

SCHEDULE II
Time of Sale Prospectus
1.    Preliminary Prospectus issued October 24, 2024
2.    Pricing information Provided Orally by Underwriters:
•The offering price per share is $5.05
•The number of Firm Shares is 40,000,000
II-1

SCHEDULE III
Issuer Free Writing Prospectus
1.    Electronic (Netroadshow) investor presentation made available on October 23, 2024.

EXHIBIT A
FORM OF LOCK-UP AGREEMENT
[●], 2024
Morgan Stanley & Co. LLC

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Joby Aviation, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters listed on Schedule I to the Underwriting Agreement, including Morgan Stanley (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. The foregoing shall not apply to:

(a)transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;
(b)transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or charitable contribution; provided that (i) each donee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) any such transfer shall not involve a disposition for value;
(c)transfers or distributions of shares of Common Stock or any security convertible into Common Stock (i) by will or intestacy or to any immediate family or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or any immediate family, (ii) to limited partners, members, stockholders or holders of similar equity interests of the undersigned or (iii) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned; provided that (A) each transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be voluntarily made during the Restricted Period, (C) to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of transfers or dispositions in this clause (c), it shall clearly indicate that the filing relates to the circumstances described in this clause (c), including that the securities remain subject to the terms of this letter and (D) any such transfer or distribution shall not involve a disposition for value;
(d)transfers of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement; provided that (i) any filing under Section 16(a) of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this clause (d) and (B) no securities were sold by the undersigned, and (ii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Restricted Period;
(e)transfers or dispositions of shares of Common Stock or any securities convertible into Common Stock to the Company, or sales or dispositions of shares of Common Stock in the open market, upon a vesting or settlement event of the Company’s restricted stock units or other securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis, in each case pursuant to any equity award plan of the Company described in the Prospectus and to the extent permitted by the instruments representing such securities outstanding as of the date of the Prospectus (and solely to cover tax obligations in connection with such transaction and any transfer to the Company for the payment of taxes, including estimated taxes and withholding tax and remittance obligations, as a result of such transaction), provided that (i) the shares received upon vesting, settlement or exercise of the restricted stock unit, option or other equity award are subject to the terms of this letter, (ii) no public disclosure or filing under Section 16(a) of the Exchange Act shall be voluntarily made during the Restricted Period and (iii) to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of transfers or dispositions in this clause (e), it shall clearly indicate that the filing relates to the circumstances described in this clause (e), including that the securities remain subject to the terms of this letter;
(f)transfers to the Company in connection with the repurchase of Common Stock in connection with the termination of the undersigned’s service to the Company pursuant to contractual agreements with the Company as in effect as of the date of the Prospectus, provided that no public disclosure or filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period;
(g)(i) transfers or dispositions of Common Stock pursuant to a trading Plan established in accordance with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) prior to the date hereof, provided that to the extent a public announcement or filing under the Exchange Act is required or voluntarily made by or on behalf of the undersigned or the Company regarding sales made under such plan during the Restricted Period, such announcement or filing shall include a statement to the effect that the sale of the Common Stock is being made pursuant to the undersigned’s 10b5-1 Plan established prior to the date hereof, and (ii) facilitating the establishment or renewal of any 10b5-1 Plan on behalf of a shareholder, officer or director of the Company, provided that (A) such plan does not provide for the transfer of Common Stock during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or renewal of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or
(h)transfers pursuant to a bona fide third-party tender offer for all outstanding Common Stock of the Company, merger, consolidation or other similar transaction approved by the board of directors of the Company and made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or other such securities in connection with such transaction, or vote any Common Stock or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this agreement.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
For purposes of this agreement, (i) “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and (ii) “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of greater than fifty percent (50%) of the total voting power of the voting stock of the Company, occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company.
The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
The undersigned understands that, if (i) the Morgan Stanley, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Public Offering is withdrawn prior to the execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before October 31, 2024, then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement.
This agreement may be delivered via facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
This agreement shall be governed by and construed in accordance with the laws of the State of New York.
[Remainder of page intentionally left blank]

Very truly yours,

(Name)

(Address)